Exhibit 99.1

NEWS RELEASE

CONTACT:
CONMED Corporation
Todd W. Garner
Chief Financial Officer
ToddGarner@conmed.com

CONMED Corporation Announces Strategic Exit from Gastroenterology Product Lines

Concludes Distribution Agreement with Gore® for VIABIL® in the United States and Canada, Effective January 1, 2026

Announces Intent to Exit Remaining Products in its Gastroenterology Product Portfolio

Reaffirms 2025 Revenue and EPS Guidance

Largo, Fla. – December 5, 2025 – CONMED Corporation (NYSE: CNMD) today announced its intention to exit its gastroenterology product lines as part of its broader portfolio optimization strategy. This exit allows CONMED to fully align operations and resources within its core markets—minimally invasive, robotic, and laparoscopic surgery, smoke evacuation, and the surgical treatment of orthopedic soft tissue repair.

“Today’s announcement reflects a positive step in our strategic portfolio review and our commitment to focus on areas where CONMED can lead in innovation and deliver the greatest impact— minimally invasive surgery, smoke evacuation, and orthopedic soft tissue repair,” said Patrick J. Beyer, CONMED’s President and Chief Executive Officer. “By concentrating our resources on our core growth platforms, we are positioning CONMED for long-term success and continued leadership in surgical innovation. We are proud of the contributions our gastroenterology team has made to advancing patient care and supporting clinicians over the years, and we thank them for their dedication and impact on the business.”

Distribution Agreement with Gore

Under the terms of its distribution agreement with W. L. Gore & Associates, Inc. (“Gore”), CONMED has held exclusive U.S. and Canadian distribution rights for the Gore® VIABIL® biliary stent. As previously disclosed in its latest 10-Q filing, CONMED did not plan to renew this agreement beyond December 31, 2026. Following a strategic review, the Company elected to accelerate this timeline, concluding the agreement effective January 1, 2026. Financial terms of the agreement were not disclosed.

Financial Considerations Related to the Exit

●	Gastroenterology product lines are expected to generate $90 million to $95 million in revenue in 2025 with gross margins of approximately 45%.

CONMED Confidential - Do Not Distribute, Transmit, or Replicate without Authorization.

●	As a result of this strategic exit, the Company expects EPS dilution of $0.45–$0.55 in 2026.

●	Exiting gastroenterology is projected to improve CONMED’s consolidated gross margin profile by approximately 80 basis points after the exit is complete.

●	CONMED plans to use the proceeds from the transaction with Gore for general corporate purposes including, but not limited to, strategic investments, debt paydown and share repurchases.

●	CONMED does not expect a material impact on its 2025 financial results and is reaffirming its prior guidance range for revenue ($1.365–$1.372 billion) and adjusted EPS ($4.48–$4.53).

●	CONMED plans to provide full 2026 guidance on its Q4 2025 earnings call.

About CONMED Corporation

CONMED is a medical technology company that provides devices and equipment for surgical procedures. The Company’s products are used by surgeons and other healthcare professionals in a variety of specialties including orthopedics, general surgery, gynecology, thoracic surgery, and gastroenterology. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to the risk factors discussed in the Company’s Annual Report on Form 10-K for the full year ended December 31, 2024, listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q and other risks and uncertainties, which may be detailed from time to time in reports filed by CONMED with the SEC. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

CONMED Confidential - Do Not Distribute, Transmit, or Replicate without Authorization.